UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2015

DTS8 COFFEE COMPANY, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu
Jiangqiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-18101819011

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 - Other Events

Item 8.01 Other Events.

On May 1, 2015, DTS8 Coffee Company, Ltd (the “Company”) issued a press release announcing a special, premium blend, of “American Roast” coffee for sale in Shanghai, China.  The “American Roast” coffee is specifically developed for the Chinese consumer and their taste profile. The coffees are artisan-roasted in DTS8’s roasting facility in Huzhou, Zhejiang province, China.

Mr. Alex Liang, Chairman of DTS8 added “this ‘American Roast’ coffee is refreshingly bright with sweetness, balanced perfectly with a smooth, chocolaty note giving it a special aged character. The coffee has proven popular during taste testing.”

Mr. Sean Tan, CEO of DTS8, commented that “according to the Beijing Coffee Industry Association, coffee consumption growth in China continues to increase at an annual rate of 15%, which is about seven times the average world growth rate, thus, making China a very  attractive coffee market.”

Effective April 30, 2015, DTS8 has relinquished its 19% equity interest in the joint venture company, established to own and operate Café De La Don Manuel branded coffee shops in China. DTS8 does not anticipate any impact to its revenue resulting from the change.

A copy of the press release is attached as Exhibit 99.1, and incorporated by reference to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated May 1, 2015, of DTS8 Coffee Company, Ltd entitled “DTS8 Coffee introduces a special premium coffee for Shanghai market”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

DTS8 Coffee Company, Ltd.

(Registrant)

/s/ Sean Tan

Sean Tan

President